ARTICLES OF INCORPORATION

OF

POWER OPERATING CO.

Filed in the Office of the Secretary of State of Texas
This 11th day of Aug., 1970
Bill Knutson
Deputy Director, Corporation Division

We, the undersigned natural persons of the age of twenty-one years or more, at least two of whom are citizens of the State of Texas, acting as incorporators of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

ARTICLE I

The name of the corporation is Power Operating Co.

ARTICLE II

The period of its duration is perpetual.

ARTICLE III

The purpose or purposes for which the corporation is organized are:

To lease, purchase, sell and subdivide real estate, within towns, cities and villages, and their suburbs, not extending more than two miles beyond their corporate limits;

To purchase, manufacture, assemble, fabricate, produce, import, receive, lease as lessee or otherwise acquire, own, hold, store, use, repair, service, maintain, mortgage, pledge or otherwise encumber, sell, assign, lease as lessor, distribute, export or otherwise dispose of and generally deal with and in as principal, agent, broker, investor or otherwise, goods, wares, merchandise, securities and personal property, tangible or intangible, of all kinds and descriptions;

To establish, maintain and conduct any sales, service, agency, brokerage, franchise, investment or merchandising business in all its aspects for

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the purpose of selling, purchasing, licensing, renting, leasing, operating, franchising and otherwise dealing with personal services, instruments, machines, appliances, inventions, securities, trade marks, trade names, patents, privileges, processes, improvements, copyrights, contract rights and personal property, tangible and intangible, of all kinds and descriptions;

To undertake and perform contracts for the operation, maintenance, and repair of plants, factories and other industrial and commercial operations and facilities of all kinds or the supervision thereof; and to operate, repair, service or otherwise engage in any work upon industrial, mechanical, and electrical plants or any like work of internal improvements, public or private use or utility;

To serve as manager, consultant, representative, agent, broker or advisor for other persons, associations, corporations, partnerships and firms;

To enter into partnerships or into any arrangement for sharing of profits, union of interests, cooperation, joint venture, reciprocal concession or otherwise, with any person, firm or corporation carrying on or engaged in or about to carry on or engage in any business or transaction which the corporation is authorized to carry on or engage in;

To carry out the purposes above set forth in any state, territory, district or possession of the United States, or in any foreign country to the extent that such purposes are not forbidden by the law of such state, territory, district or possession of the United States or by such foreign country; and

In general, to carry on any other business and do any other acts in connection with the foregoing and to have and exercise all powers conferred by the laws of the State of Texas upon corporations formed under the Texas Business Corporation Act, and to do any or all of the things hereinabove set forth to the same extent as natural persons might or could do.

ARTICLE IV

The aggregate number of shares which the corporation shall have authority to issue is 1,000 shares of common stock of the par value of Ten Dollars ($10.00) each.

No shareholder of the corporation shall have the right of cumulative voting at any election of directors or upon any other matter.

No holder of securities of the corporation shall be entitled as a matter of right, pre-emptive or otherwise, to subscribe for or purchase any securities of the corporation now or hereafter authorized to be issued, or securities held in the treasury of the corporation, whether issued or sold for cash or other consideration or as a dividend or otherwise. Any such securities may be issued or disposed of by the board of directors to such persons and on such terms as in its discretion it shall deem advisable.

ARTICLE V

The corporation will not commence business until it has received for the issuance of its shares consideration of the value of not less than One Thousand Dollars ($1,000), consisting of money, labor done or property actually received.

ARTICLE VI

The post office address of the corporation's initial registered office is 811 Lochtyne Way, Houston, Texas, and the name of its initial registered agent at such address is A. J. Smith.

ARTICLE VII

The number of directors constituting the initial board of directors is four, and the names and addresses of the persons

who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualify are:

Name	Address
A. J. Smith, Jr.	811 Lochtyne Way Houston, Texas
Mrs. A. J. Smith, Jr.	811 Lochtyne Way Houston, Texas
T. C. McMichael	8707 Katy Freeway - Suite 105 Houston, Texas
Jeff C. Sellers	8707 Katy Freeway - Suite 105 Houston, Texas

The board of directors shall have the power to alter, amend, or repeal the by-laws of the corporation or to adopt new by-laws.

ARTICLE VIII

The names and addresses of the incorporators are:

Name	Address
Steven C. Salch	800 Bank of the Southwest Building Houston, Texas
Gus Blackshear	800 Bank of the Southwest Building Houston, Texas
John M. Orr	800 Bank of the Southwest Building Houston, Texas

IN WITNESS WHEREOF, we have hereunto set our hands this 10th day of August, 1970.

Steven C. Salch

Steven C. Salch

Gus Blackshear

Gus Blackshear

John M. Orr

John M. Orr

THE STATE OF TEXAS §

COUNTY OF HARRIS §

I, the undersigned, a Notary Public, do hereby certify that on this 10th day of August, 1970, personally appeared before me Steven C. Salch, Gus Blackshear and John M. Orr, who, each being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators, and that the statements therein contained are true.

Gayle Kruppa
Notary Public in and for
Harris County, T E X A S

GAYLE KRUPPA
Notary Public in and for Harris County, Texas
My Commission Expires June 1, 1971

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF

POWER OPERATING CO.

Pursuant to the provisions of Articles 4.03 and 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

ARTICLE I. The name of the corporation is Power Operating Co.

ARTICLE II. The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on December 12, 1990

ARTICLE I of the Articles of Incorporation is hereby amended to read as follows:

"The name of the corporation is Destec Operating Company."

ARTICLE III. The number of shares of the corporation outstanding at the time of such adoption was 20; and the number of shares entitled to vote thereon was 20.

The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

Class	Number of Shares
Common Stock	20

ARTICLE IV. The number of shares voted for such amendment was 20; and the number of shares voted against such amendment was zero.

The holder of all of the shares outstanding and entitled to vote on said amendment has signed a consent in writing adopting said amendment.

Dated 12th day of December, 1990.

POWER OPERATING CO.

By: Rodney M. Webb
Rodney M. Webb
President

RPOSA2.COP

FILED
In the Office of the
Secretary of State of Texas
JUN 19 1998
Corporations Section

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
DESTEC OPERATING COMPANY

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

ARTICLE I. The name of the corporation is Destec Operating Company.

ARTICLE II. The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on June 18th, 1998.

ARTICLE I of the Articles of Incorporation is hereby amended to read as follows:

"The name of the corporation is Dynegy Operating Company."

ARTICLE III. The number of shares of capital stock of the corporation outstanding at the time of such adoption was 1,000, and the number of shares of capital stock entitled to vote thereon was 1,000.

ARTICLE IV. The number of shares voted for the amendment was 1,000, and the number of shares voted against the amendment was zero.

Dated: June 18th, 1998.

DESTEC OPERATING COMPANY

By: [signature]
Lisa Q. Metts
Assistant Secretary